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                                                                    Exhibit 23.1


                     REPORT ON FINANCIAL STATEMENT SCHEDULE



The Board of Directors
Synopsys, Inc.:

Under the date of October 26, 1998, we reported on the consolidated balance sheets of Synopsys, Inc. and subsidiaries as of September 30, 1998 and 1997, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended September 30, 1998, as incorporated by reference in the Annual Report on Form 10-K. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule as listed in the accompanying index. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


                                       KPMG Peat Marwick LLP


Mountain View, California
October 26, 1998